Exhibit 10.1

April 2, 2015

Egalet Corporation

460 E. Swedesforde Road, Suite 1050

Wayne, PA 19087

RE: Waivers and Amendments of Covenants in Loan and Security Agreement

Dear Mr. Musial:

Reference is made to that certain Loan and Security Agreement dated as of January 7, 2015 (as amended from time to time, the “LSA”) by and between Egalet Corporation, a Delaware corporation (the “Parent”), and each of its Subsidiaries that has delivered a Joinder Agreement (collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the LSA (collectively, referred to as “Lender”) and Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein have the meaning set forth in the LSA.

Borrower has requested that the Required Lenders provide a waiver to Borrower of, and amend, the covenants set forth in Section 1.1 of the LSA (“Definitions”), Section 7.4 of the LSA (“Indebtedness”), Section 7.6 of the LSA (“Investments”) and Section 7.7 of the LSA (“Distributions”) in connection with the issuance by Parent of up to $69,000,000 in unsecured convertible securities (the “Convertible Securities”) pursuant to Rule 144A under the Securities Act, as amended (the “144A Offering”) pursuant to a Purchase Agreement to be entered into by and between Parent and JMP Securities and Guggenheim Securities as the representatives for the other initial purchasers of the Convertible Securities (collectively, the “Initial Purchasers”) (the “Purchase Agreement”), along with the Indenture to be entered into between Parent as issuer and the Bank of New York Mellon, as trustee thereunder for the benefit of itself and the noteholders thereunder (the “Indenture”), and each of the other agreements, instruments and documents related thereto (the “Convertible Securities Documents”). The Convertible Securities will (i) be on terms consistent in all material respects with the “Description of Notes” set forth in Exhibit A hereto, with such changes adverse to Agent and Lender as may be approved by Agent, (ii) have a maturity date no earlier than April 1, 2020, (ii) bear regular interest at a rate not to exceed 6.0%, and (iii) be convertible into common stock of the Parent on terms to be agreed between Parent and the Initial Purchasers.

The undersigned represents the Required Lenders, and in accordance with Section 1 l.3(b) of the LSA, hereby grant the following waiver and amendment of, and acknowledgment with respect to, certain of the requirements of Sections 7.4, 7.6 and 7.7 of the LSA (such waiver, amendment and acknowledgement, the “Waiver”).

The Required Lenders (a) agree that the Convertible Securities shall be deemed, at all times, for purposes of Section 7.4 of the LSA, as “Permitted Indebtedness” under Section 1.1 of the LSA, (b) agree that the conversion  of the Convertible Securities (as described in Exhibit A hereto under the caption “Conversion Rights -General”) via physical settlement (as defined in Exhibit A hereto under the Caption “Conversion Rights - Settlement Upon Conversion”) and payment of cash in lieu of fractional shares in connection with such conversion, will not violate Sections 7.4 or 7.7 of the LSA, (c) agree that, so long as no Event of Default has occurred under the LSA, the payment by Parent of  regular scheduled semi-annual interest (at the non-default rate) will not violate Section 7.4 of the LSA and (d) agree that the payment by Parent of interest make-whole payments to converting holders in shares of Parent’s common stock only (as described in Exhibit A hereto under the caption under ‘‘Conversion Rights-Interest Make-Whole Payment upon Certain Conversions’’) will not violate

Section 7.4 or Section 7.7 of the LSA.

Borrower acknowledges and agrees that it shall not, and is not permitted under the terms of the LSA, to (i) make any payments (whether principal, interest or otherwise) in respect of the Convertible Securities after the occurrence of an Event of Default under the LSA or any of the Convertible Securities Documents, (ii) repurchase any Convertible Securities after the occurrence of a fundamental change (as defined in Exhibit A hereto under the Caption “Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a make-whole fundamental change  (as defined in Exhibit A hereto under the Caption “Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change”), unless all of the Secured Obligations are satisfied in full in connection with such fundamental change, (iii) reduce the outstanding principal amount of the Convertible Securities except through conversions of such Convertible Securities via physical settlement and payment of cash in lieu of fractional shares in connection with such conversion (or the settlement of any Capped Call Confirmation), (iv) grant a security interest in any assets or provide any collateral security for, or permit any Subsidiary to grant a security interest in any assets or provide any collateral security for, any obligations under or with respect to the Convertible Securities and (v) permit any Subsidiary to provide any guaranty of the obligations under or with respect to the Convertible Securities unless, immediately prior to the providing of such guaranty by such Subsidiary, such Subsidiary has (A) provided a guaranty of the Secured Obligations in favor of Agent and Lenders and (B) granted as security interest in all of such Subsidiary’s assets in favor of Agent.

Any payments by Borrower to the extent not permitted herein shall be an immediate Event of Default under the LSA (without any grace periods). Furthermore, Borrower shall not permit any amendments to the Convertible Securities Documents in a manner adverse to the Agent and the Lenders. Sections 7.4, 7.6 and 7.7 of the LSA are hereby amended to give effect to the agreements described in this paragraph.  Borrower hereby agrees that any Event of Default under the Convertible Security Documents (after giving effect to the applicable cure periods set forth in the Convertible Securities Documents) shall constitute an immediate Event of Default under the LSA (without any grace periods).

Borrower hereby acknowledges and agrees that (a) if any payments (other than the payments set forth in clauses (b), (c) and (e) above) or prepayments, including any payments of principal, are made in respect of the Convertible Securities while the Secured Obligations are outstanding, such payments shall result in a breach of Section 7.4 of the LSA and (b) it will not enter into an Indenture that is inconsistent with the terms described in Exhibit A.

Except to the extent of this Waiver, the LSA shall remain unaltered and in full force and effect. This letter shall not be a waiver of any existing default or breach of a covenant unless specified herein.

The waiver, amendment and acknowledgment in this Waiver shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

The parties acknowledge that immediately upon giving effect to this Waiver, no Event of Default has occurred and is continuing. This Waiver shall become effective upon the receipt of a fully executed Waiver.

This Waiver may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder. This Waiver shall be governed by, and construed and enforced in accordance with, the  laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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IN WITNESS WHEREOF, Parent and the Required Lenders have duly executed and delivered this Waiver as of the date first above written.

PARENT:

EGALET CORPORATION

Signature:	/s/ Stan Musial

Print Name:	Stan Musial

Title:	Chief Financial Officer

REQUIRED LENDERS:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang

Print Name:	Ben Bang

Title:	Assistant General Counsel

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang

Print Name:	Ben Bang

Title:	Assistant General Counsel

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Exhibit A

DESCRIPTION OF NOTES

We will issue the notes under an indenture to be dated as of the date of initial issuance of the notes (the “indenture”) between us and The Bank of New York Mellon, as trustee (the “trustee”).

You may request a copy of the indenture from us as described under “Information Incorporated by Reference and Available Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete.  This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture.  We urge you to read these documents because they, and not this description, define your rights as a holder.

For purposes of this description, references to “we,” “our” and “us” refer only to Egalet Corporation and not to its subsidiaries.

1.                                      General

The notes will:

•                  be our general unsecured, senior obligations;

•                  initially be limited to an aggregate principal amount of $60.0 million (or $69.0 million if the initial purchasers’ option to purchase additional notes is exercised in full);

•                  bear cash interest from April 7, 2015 at an annual rate of 5.50% payable on April 1 and October 1 of each year, beginning on October 1, 2015;

•                  not be redeemable at our option prior to maturity;

•                  be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•                  mature on April 1, 2020, unless earlier converted or repurchased;

•                  be issued in denominations of $1,000 and multiples of $1,000; and

•                  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.  See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 67.2518 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $14.87 per share of common stock).  The conversion rate is subject to adjustment if certain events occur.

In addition, on or after the date that is six months after the last date of original issuance of the notes, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending within the five trading days immediately preceding a conversion date is greater than or equal to the conversion price for the notes on each applicable trading day, we will in certain circumstances make an interest make-whole payment (an ‘‘interest make-whole payment’’) to the converting holder payable in shares of our common stock as described under ‘‘—Conversion Rights—Interest Make-Whole Payment upon Certain Conversions.’’

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion,” and an interest make-whole payment, if applicable. You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities.  Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes or securities law purposes, such additional notes will have one or more separate CUSIP numbers.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this offering memorandum to refer to each $1,000 principal amount of notes. We use the term “common stock” in this offering memorandum to refer to our common stock, par value $0.001 per share. References in this offering memorandum to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 P.M., New York City time, and to the “open of business” refer to 9:00 A.M., New York City time.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (including as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee pursuant to a written direction in accordance with the trustee’s customary procedures. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

2.                                      Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay, or cause the paying agent to pay, the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay, or cause the paying agent to pay, the principal of any certificated notes at the office or agency designated by us for that purpose.  We have initially designated the trustee as our paying agent and registrar and its corporate trust office in the continental United States as a place where notes may be presented for payment or for registration of transfer.  We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.  Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder may transfer or exchange notes at the office of the registrar in accordance with the indenture.  The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.  You may not sell or otherwise transfer notes or any common stock issuable upon conversion of notes except in compliance with the provisions set forth under “Transfer Restrictions” in this offering memorandum.  We are not required to transfer or exchange any note surrendered for conversion or required repurchase.

The registered holder will be treated as its owner for all purposes.

3.                                      Interest

The notes will bear cash interest at a rate of 5.50% per year until maturity.  Interest on the notes will accrue from April 1, 2015 or from the most recent date on which interest has been paid or duly provided for.  Interest will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2015.

Interest will be paid to the person in whose name a note is registered at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”).  Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this offering memorandum include additional interest, if any, payable as described under “—No Registration Rights; Additional Interest” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of December 31, 2014, we and our subsidiaries had no consolidated indebtedness.  On January 7, 2015, we entered into the Senior Secured Loan Agreement pursuant to which we borrowed $15.0 million on January 8, 2015. See “Description of Other Indebtedness.” The notes would be effectively junior to the $15.0 million principal amount of secured indebtedness outstanding under the Senior Secured Loan Agreement to the extent of the value of the assets securing such indebtedness. After giving effect to the incurrence of debt under the Senior Secured Loan Agreement, the issuance of the notes (assuming no exercise of the initial purchasers’ option to purchase additional notes) and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $75.0 million. As of December 31, 2014, we and our subsidiaries had $16.3 million of liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP).

The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, our current and future debt agreements, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party.  We may not be able to pay the cash portion of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below.  See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our current debt documents do and future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.”

Future Guarantees

If, on or following the first date of original issuance of the notes, we incur any indebtedness that is guaranteed by one or more of our subsidiaries, any of our subsidiaries incurs any indebtedness that is guaranteed by us or any of our other subsidiaries, or any of our subsidiaries incurs any indebtedness for borrowed money (other than excluded indebtedness), each subsidiary that guarantees such indebtedness, and each subsidiary that incurs such indebtedness, shall fully and unconditionally guarantee on an unsecured basis the notes, and such guarantee of the notes shall rank equally with the guarantee of such indebtedness or such indebtedness, as the case may be.

If any subsidiary of ours guarantees the notes at any time, such guarantor shall be automatically and unconditionally released from all obligations under its note guarantee, and such note guarantee shall thereupon terminate and be discharged and of no further force and effect, upon the occurrence of any of the following:

(1) concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of any equity interests, or all or substantially all of the assets, of such guarantor following which such guarantor is no longer a subsidiary of ours;

(2) upon the release (other than discharge upon payment thereof which is the subject of subsection (4) below) of the guarantee that triggered such subsidiary guarantee of the notes or the repayment of the subsidiary indebtedness that triggered such subsidiary guarantee of the notes, so long as, in each case, no other guarantee or indebtedness is outstanding at such time that would otherwise require the subsidiary to guarantee the notes at such time;

(3) upon the merger or consolidation of such guarantor with and into either us or any other guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such guarantor following the transfer of all or substantially all of its assets to either us or another guarantor; or

(4) upon the discharge of our obligations under the indenture and the notes, as described under “— Discharge.”

Upon any such occurrence specified above, the trustee shall execute any documents reasonably required (and in a form and substance reasonably acceptable to the trustee) to acknowledge such release, discharge and termination in respect of such note guarantee. Neither we nor any guarantor shall be required to make a notation on the notes to reflect any such note guarantee or any such release, termination or discharge.

For purposes hereof, “excluded indebtedness” means (i) indebtedness outstanding under the Senior Secured Loan Agreement (as amended, supplemented or otherwise modified from time to time and any refinancings or replacements thereof) in an aggregate outstanding principal amount not to exceed $15.0 million, (ii) indebtedness owed by us to any of our subsidiaries or by any of our subsidiaries to us or to any other of our subsidiaries, and (iii) purchase money financing for equipment and inventory and capital lease obligations so long the obligations in respect thereof are not guaranteed by us or any of our subsidiaries.

4.                                      No Redemption

5.                                      We may not redeem the notes prior to the maturity date, and no “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

6.                                      Conversion Rights

General

Prior to the close of business on the business day immediately preceding January 1, 2020, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition,” and “—Conversion upon Specified Corporate Events.” On or after January 1, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate will initially be 67.2518 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $14.87 per share of common stock).  Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion,” and an interest make-whole payment, if applicable. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 50 trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below and under “Interest Make-Whole Payment upon Certain Conversions.”  We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•                  the principal amount of the note; and

•                  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business, on a regular record date for the payment of interest, holders of such notes at the close of business, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•                  for conversions following the regular record date immediately preceding the maturity date;

•                  for notes in respect of which an interest make-whole payment is payable upon conversion;

•                  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

•                  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders of notes on the regular record date immediately preceding the maturity date, any interest make-whole payment payable upon conversion described in the second bullet in the immediately preceding paragraph and any fundamental change repurchase date described in the third bullet in the immediately preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion only under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding January 1, 2020, a holder may surrender all or any portion of its notes for conversion at any time on or after the date that is six months after the last date of original issuance of the notes, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending within the five trading days immediately preceding a conversion date is greater than or equal to the conversion price for the notes on each applicable trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange (as defined below). If our common stock is not listed for trading on a relevant stock exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the relevant stock exchange or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding January 1, 2020, a holder may surrender all or any portion of its notes for conversion at any time during the five business day period after any five  consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

The “trading price” per $1,000 principal amount of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used.  If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent in writing to obtain bids, or if we give such written instruction to the bid solicitation agent, and the bid solicitation agent fails to make such solicitation, or (y) we are acting as bid solicitation agent and we fail to make such solicitation, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to solicit bids unless we have requested such solicitation in writing; and we will have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to solicit bids) unless a holder of at least $1.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate.  At such time, we will instruct the bid solicitation agent (if other than us) to solicit, or if we are acting as bid solicitation agent, we shall solicit, such bids beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. We will determine the trading price based on the bids we receive from the bid solicitation agent. If the trading price condition has been met and the notes are convertible, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing.

We will initially act as the bid solicitation agent.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding January 1, 2020, we elect to:

•                  issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the declaration date for such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such issuance; or

•                  distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 55 scheduled trading days prior to the ex-dividend date for such issuance or distribution.  Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

Certain Corporate Events

If (i) a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a “make-whole fundamental change” (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change”) occurs prior to the close of business on the business day immediately preceding January 1, 2020, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or (ii) if we are a party to specified corporate event (as defined under “—Recapitalizations, Reclassifications and Change of Our Common Stock”) that occurs prior to the close of business on the business day immediately preceding January 1, 2020, then, in either case, all or any portion of a holder’s notes may be surrendered for conversion at any time from or after the effective date of such transaction or event until 35 trading days after the effective date of such transaction (or, if we give notice after the effective date of such transaction pursuant to the succeeding sentence, until the 35th trading day after we give such notice) or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date.  We will notify holders, the trustee and the conversion agent (if other than the trustee), in writing, within three business days of the effective date of such transaction.

Conversions on or After January 1, 2020

On or after January 1, 2020, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.  As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•                  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•                  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•                  if required, furnish appropriate endorsements and transfer documents; and

•                  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture.  If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after January 1, 2020 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs on or after January 1, 2020, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform holders so converting, in writing, through the trustee of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs on or after January 1, 2020, no later than January 1, 2020). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•                  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate and the interest make-whole payment, if applicable;

•                  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 50 consecutive trading days during the related observation period and the interest make-whole payment, if applicable; and

•                  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 50 consecutive trading days during the related observation period and the interest make-whole payment, if applicable.

The “daily settlement amount,” for each of the 50 consecutive trading days during the observation period, shall consist of:

•                  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by 50 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•                  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 50 consecutive trading days during the observation period, one-fiftieth (1/50th) of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for each of the 50 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EGLT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•                  if the relevant conversion date occurs prior to January 1, 2020, the 50 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and

•                  if the relevant conversion date occurs on or after January 1, 2020, the 50 consecutive trading days beginning on, and including, the 52nd scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on the relevant stock exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Relevant stock exchange” means The NASDAQ Global Market or, if our common stock is not then listed on The NASDAQ Global Market, the principal other U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock is not listed or admitted for trading on any U.S. national or regional securities exchange, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the relevant stock exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will pay or deliver, as the case may be, the consideration due in respect of conversion, including the interest make-whole payment, if applicable, on the third business day immediately following the relevant conversion date, if we elect physical settlement (unless such conversion date is on or after the regular record date immediately preceding the maturity date, in which case we will deliver the consideration due in respect of such conversion on the maturity date), or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)                                 If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0 =              the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =              the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =                the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1 =                the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)         If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the declaration date for such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,

CR0 =              the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =               the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =                the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =                            the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =                            the number of shares of our common stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)              If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•                  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•                  dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•                  spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

where,

CR0 =              the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =               the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =                  the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =         the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, or in the case of a distribution of rights, options or warrants, such rights, options or warrants are not exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0 =              the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =              the conversion rate in effect immediately after the end of the valuation period;

FMV0 =    the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =             the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion of notes during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date of the spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period.

a)                                     (4)                                 If any cash dividend or distribution is made to all or substantially all holders of our common stock the conversion rate will be adjusted based on the following formula:

b)                                     where,

CR0 =              the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =              the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =                  the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =                            the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)              If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0 =              the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =              the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =                  the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =                the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =                the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =                  the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of notes within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate.  In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period. If we are obligated to purchase our common stock pursuant to any such tender or exchange offer described in this clause (5) but are permanently prevented by applicable law from effecting any such purchase or all or some portion of such purchases are rescinded, the applicable conversion rate will be decreased to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding the above, certain listing standards of The NASDAQ Global Market may limit the amount by which we may increase the conversion rate pursuant to the events described in clauses (2) through (5) in this section and as described in the section captioned “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” or issue stock in respect of interest make-whole payments as described under “—Interest Make-Whole Payment upon Certain Conversions.”  These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of shares of our common stock at a conversion price less than the greater of the book value or the market price of our common stock on the date we entered into the purchase agreement with the representatives of the initial purchasers relating to the issuance of the notes.  Accordingly, we will not take any voluntary action that would result in an adjustment to the conversion rate pursuant to this “—Conversion Rate Adjustments” section without complying, if applicable, with the stockholder approval rules of The NASDAQ Global Market and any similar rule of any securities exchange on which our common stock is listed at the relevant time. In accordance with these listing standards, these restrictions will apply at any time when the notes are outstanding, regardless of whether we then have a class of securities listed on The NASDAQ Global Market.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, statute, contract or otherwise).

Subject to the applicable listing standards of The NASDAQ Global Market, we are permitted to increase the conversion rate for the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest.  Subject to the applicable listing standards of The NASDAQ Global Market, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate.  For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain Material U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan.  However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•                  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•                  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•                  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•                  solely for a change in the par value of our common stock; or

•                  for accrued and unpaid interest, if any.

We will not adjust the conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then-effective conversion rate. However, we will carry forward any adjustment to the conversion rate that is less than 1% of the then-effective conversion rate and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made (i) in connection with any subsequent adjustment to the conversion rate of at least 1%, (ii) on the conversion date for any notes (in the case of physical settlement), (iii) on each trading day of any observation period related to any conversion of notes (in the case of cash settlement or combination settlement) and (iv) on the effective date of any make-whole fundamental change unless the adjustment has already been made.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•                  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•                  any consolidation, merger, combination or similar transaction involving us,

•                  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•                  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each a “specified corporate event”), then we or the successor or acquiring corporation, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the specified corporate event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon the occurrence of such specified corporate event.  However, at and after the effective time of the specified corporate event, (i) we or the successor acquiring company, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” or “—Interest Make-Whole Payment upon Certain Conversions” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such specified corporate event and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such specified corporate event.  If the specified corporate event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such specified corporate event, then for all conversions that occur after the effective date of such specified corporate event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change”), multiplied by the price paid per share of common stock in such specified corporate event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee), in writing, of the weighted average as soon as practicable after such determination is made.

If the reference property in respect of any such specified corporate event includes shares of common equity, the supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above.  If the reference property in respect of any such specified corporate event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than us or the successor or purchasing corporation, as the case may be, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders as we reasonably consider necessary or appropriate. We will agree in the indenture not to become a party to any such specified corporate event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the “stock price” for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change

If the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below.  A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “—Settlement upon Conversion.”  However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date.  We will notify holders of the effective date of any make-whole fundamental change no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change.  If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share.  Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted.  The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.  The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$12.93	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00
April 7, 2015	10.0877	7.9907	6.2263	4.9730	4.0427	3.3284	2.7647	2.3107	1.6300	1.1505	0.8002	0.5376	0.3373	0.1840	0.0711
April 1, 2016	10.0877	7.7267	5.9309	4.6885	3.7849	3.1008	2.5676	2.1413	1.5074	1.0630	0.7393	0.4972	0.3129	0.1730	0.0708

	Stock Price
Effective Date	$12.93	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00
April 1, 2017	10.0877	7.3927	5.5154	4.2755	3.4067	2.7676	2.2800	1.8960	1.3323	0.9408	0.6558	0.4418	0.2787	0.1543	0.0632
April 1, 2018	10.0877	6.8960	4.8451	3.6025	2.7942	2.2348	1.8262	1.5143	1.0674	0.7600	0.5349	0.3638	0.2313	0.1288	0.0529
April 1, 2019	10.0877	5.8767	3.5217	2.3485	1.7124	1.3312	1.0789	0.8970	0.6451	0.4723	0.3431	0.2422	0.1618	0.0970	0.0454
April 1, 2020	10.0877	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•                  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                  If the stock price is greater than $65.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•                  If the stock price is less than $12.93 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 77.3395 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Interest Make-Whole Payment upon Certain Conversions

On or after the date that is six months after the last date of original issuance of the notes, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending within the five trading days immediately preceding a conversion date is greater than or equal to the conversion price for the notes on each applicable trading day, we will make an interest make-whole payment to the converting holder equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date through April 1, 2018. The present values will be computed using a discount rate equal to 2% by a U.S. nationally recognized independent investment banking firm, which may be one of the initial purchasers, retained by us for this purpose.

If a conversion date occurs after the close of business on a regular record date but prior to the open of business on the interest payment date corresponding to such regular record date, we will not pay accrued interest to any converting holder and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such regular record date. In such case, the interest make-whole payment to such converting holders will equal the present value of all remaining interest payments, starting with the next interest payment date for which interest has not been provided for through April 1, 2018.

We will pay any interest make-whole payment by delivering shares of our common stock and the number of shares of common stock a converting holder of notes will receive will be the number of shares that have a value equal to the amount of the interest make-whole payment to be paid to such holder in shares of our common stock, divided by the product of the simple average of the daily VWAP (as defined above under ‘‘—Settlement upon Conversion’’) of our common stock for the 10 trading days immediately preceding the conversion date multiplied by 95%.

Notwithstanding the foregoing, the number of shares we may deliver in connection with a conversion of the notes, including those delivered in connection with an interest make-whole payment, will not exceed 77.3395 shares of common stock per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rate as set forth under ‘‘—Conversion Rate Adjustments.’’ We will not be required to make any cash payments in lieu of any fractional shares or have any further obligation to deliver any shares of our common stock or pay any cash in excess of the threshold described above. In addition, if in connection with any conversion the conversion rate is adjusted as described under ‘‘—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,’’ then such holder will not receive the interest make-whole payment with respect to such note. None of the trustee, paying agent or conversion agent shall be responsible for determining or calculating the interest make-whole payment or the daily VWAP.

7.                                      Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time prior to the maturity date, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000.  The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

For purposes of the definition of “fundamental change,” any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) of such definition shall be deemed a fundamental change solely under clause (2) of such definition.

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by holders of our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

If any transaction occurs in which our common stock is converted into, or exchanged for, reference property consisting of common equity of another entity, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right.  Such notice shall state, among other things:

•                  the events causing a fundamental change;

•                  the date of the fundamental change;

•                  the last date on which a holder may exercise the repurchase right;

•                  the fundamental change repurchase price;

•                  the fundamental change repurchase date;

•                  the name and address of the paying agent and the conversion agent, if applicable;

•                  if applicable, the conversion rate and any adjustments to the conversion rate;

•                  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•                  the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer to the paying agent. Holders of certificated notes must also deliver a written repurchase notice to the paying agent.  Each repurchase notice must state:

•                  if certificated, the certificate numbers of your notes to be delivered for repurchase;

•                  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•                  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, holders must tender their notes in accordance with appropriate DTC procedures on or before the business day immediately preceding the fundamental change repurchase date.

Holders of certificated notes may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date.  The notice of withdrawal shall state:

•                  the principal amount of the withdrawn notes;

•                  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•                  the principal amount, if any, which remains subject to the repurchase notice.

If the notes are not in certificated form, holders must withdraw their notes in accordance with appropriate DTC procedures prior to the close of business on the business day immediately preceding the fundamental change repurchase date.

We will be required to repurchase the notes on the fundamental change repurchase date.  Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes.  If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•                  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•                  all other rights of the holder of such notes will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•                  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•                  file a Schedule TO or any other required schedule under the Exchange Act; and

•                  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us.  The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition.  In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets.  There is no precise, established definition of the phrase “substantially all” under applicable law.  Accordingly, the ability of a holder to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our current debt documents do and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

8.                                      Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and (iii) if the resulting, surviving or transferee person is not us, the trustee shall have received an officer’s certificate and opinion of counsel certifying that such consolidation, merger, sale, conveyance, transfer or lease is in compliance with the indenture.  Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) will succeed to, and may exercise every right and power of, ours under the indenture, and we will be discharged from our obligations under the notes and the indenture except in the case of any such lease.

The sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more of our subsidiaries to another person, which properties and assets, if held by us instead of such subsidiaries, would constitute all or substantially all of the consolidated properties and assets of us and our subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease by us of all or substantially all of our consolidated properties and assets to another person.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

9.                                      Events of Default

Each of the following is an event of default with respect to the notes:

(1) default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right, including the payment of any interest make-whole payment, and such failure continues for a period of three business days;

(4) our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” notice of the effective date of a make-whole fundamental change as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” or notice of a specified corporate transaction as described under “Conversion Rights—Conversion upon Specified Corporate Events,” in each case when due;

(5) our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

(6) our (or any guarantor’s) failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

(7) default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5.0 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in either such case, if such default is not cured or waived, or the declaration that such indebtedness is due and payable is not rescinded, within 30 days;

(8) certain events of bankruptcy, insolvency, or reorganization of us, any guarantor or any of our significant subsidiaries;

(9) a final judgment or judgments for the payment of $5.0 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(10) except as permitted by the indenture, (i) any guarantee of any guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) any guarantor, or any person acting on its behalf, shall deny or disaffirm its obligation under such guarantor’s guarantee of the notes.

A “significant subsidiary,” for purposes of clause (8) above, is a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable.  In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable.  Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” below will for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of the notes outstanding for each day during such 180-day period on which such an event of default is continuing beginning on, and including, the date on which such an event of default first occurs (subject to the third immediately succeeding paragraph, in addition to any additional interest that may accrue with respect to the notes as a result of a registration default as described below under “—No Registration Rights; Additional Interest”).

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes.  On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elect to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent, in writing, of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

In no event shall additional interest payable at our election as the remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports,” together with any additional interest that may accrue as a result of our failure to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), as described below under the caption “—No Registration Rights; Additional Interest,” accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•                  the principal (including the fundamental change repurchase price, if applicable) of;

•                  accrued and unpaid interest, if any, on; and

•                  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the trustee indemnity and/or security reasonably satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee written notice that an event of default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a written direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee under the indenture.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers vested in it by the indenture to use the degree of care that a prudent person would use in the conduct of its own affairs under the circumstances.  The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.  Prior to taking any action under the indenture, the trustee will be entitled to indemnification and/or security reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is actually known to the trustee, the trustee must send to each holder notice of the default within 90 days after it receives notice thereof.  Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of responsible officers of the trustee in good faith determines that withholding notice is in the interests of the holders.  In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred under the indenture during the previous year.  We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

10.                               Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes).  However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1) reduce the amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the stated time for payment of interest on any note;

(3) reduce the principal of or extend the stated maturity of any note;

(4) make any change that adversely affects the conversion rights of any notes;

(5) reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of the notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) make any note payable in money, or at a place of payment, other than that stated in the note;

(7) change the ranking of the notes;

(8) impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(9) make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture and the notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation of our obligations under the indenture;

(3) add guarantees with respect to the notes or release a guarantor in accordance with the terms of the indenture;

(4) secure the notes;

(5) add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6) make any change that does not adversely affect the rights of any holder;

(7) increase the conversion rate as provided in the indenture;

(8) provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(9) irrevocably elect a settlement method or a specified dollar amount;

(10) conform the indenture to the requirements of the Trust Indenture Act as then in effect, to the extent the indenture is required to comply with the Trust Indenture Act;

(11) provide that the notes are convertible into reference property in connection with any transaction described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes in accordance with the applicable provisions of the indenture; or

(12) conform the provisions of the indenture to the “Description of Notes” section in the preliminary offering memorandum, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment.  It will be sufficient if such holders approve the substance of the proposed amendment.  After an amendment under the indenture or the notes becomes effective, we are required to deliver to the holders a notice briefly describing such amendment.  However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

11.                               Discharge

We may satisfy and discharge our obligations under the indenture and the notes by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us.  Such discharge is subject to terms contained in the indenture.

12.                               Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes.  These calculations include, but are not limited to, determinations of the trading price of the notes, determinations of whether the notes are convertible and determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes.  We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes.  We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification.  The trustee will forward our calculations to any holder upon the written request of that holder.

The trustee and the conversion agent shall not at any time be under any duty or responsibility to any holder to determine the conversion rate or whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The trustee and the conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of common stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any note; and the trustee and the conversion agent make no representations with respect thereto.  Neither the trustee nor the conversion agent shall be responsible for any failure by us to issue, transfer or deliver any shares of common stock or stock certificates or other securities or property or cash upon the surrender of any note for the purpose of conversion or to comply with any of our duties, responsibilities or covenants contained in the indenture.

13.                               Reports

14.                                                       The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto).

15.                               Rule 144A Information

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the notes or any shares of our common stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such notes or any shares of our common stock issuable upon conversion of such notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or shares of our common stock pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such notes or shares of our common stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

16.                               Trustee

The Bank of New York Mellon is the initial trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.  The trustee (including in its capacities as security registrar, paying agent and conversion agent) shall have no responsibility to determine the trading price of the notes or whether the notes are convertible.

17.                               Governing Law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

18.                               No Registration Rights; Additional Interest

We do not intend to file a shelf registration statement for the resale of the notes or the common stock, if any, issuable upon conversion of the notes.  As a result, you may only resell your notes or shares of common stock issued upon conversion of the notes, if any, pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Under Rule 144 under the Securities Act (“Rule 144”) as currently in effect, a person who acquired notes from us or our affiliate and who has beneficially owned notes or shares of our common stock issued upon conversion of the notes for at least one year is entitled to sell such notes or shares of our common stock without registration, but only if such person is not deemed to have been our affiliate at the time of, or at any time during the three months immediately preceding, the sale.  Furthermore, under Rule 144, a person who acquired notes from us or our affiliate and who has beneficially owned notes or shares of our common stock issued upon conversion of the notes for at least six months is entitled to sell such notes or shares of our common stock without registration, so long as (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months immediately preceding, the sale and (ii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve months preceding such sale (other than current reports on Form 8-K).  If we are not current in filing our Exchange Act reports, a person who acquires from our affiliate notes or shares of our common stock issued upon conversion of the notes could be required to hold such notes or shares of our common stock for up to one year following such acquisition.  If we are not current in filing our Exchange Act reports, a person who is our affiliate and who owns notes or shares of our common stock issued upon conversion of the notes could be required to hold such notes or shares of our common stock indefinitely.

If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the notes, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the notes (or any related guarantees) are not otherwise freely tradable by holders other than our affiliates or holders that were our affiliates at any time during the three immediately preceding months (as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes), we will pay additional interest on the notes.  Additional interest will accrue on the notes at the rate of 0.50% per annum of the principal amount of notes outstanding for each day during such period for which our failure to file has occurred and is continuing or the notes (or any related guarantees) are not otherwise freely tradable by holders other than our affiliates (or holders that have been our affiliates at any time during the three immediately preceding months) without restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes.

Further, if, and for so long as, the restrictive legend on the notes has not been removed, the notes are assigned a restricted CUSIP number or the notes (or any related guarantees) are not otherwise freely tradable by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes) as of the 365th day after the last date of original issuance of the notes offered hereby, we will pay additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding until the restrictive legend has been removed from the notes, the notes are assigned an unrestricted CUSIP number and the notes (or any related guarantees) are freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding). Notwithstanding the foregoing, if we have complied with all applicable requirements of DTC (including all applicable notice requirements) to effect the removal of the restrictive legend on the notes on or prior to the 365th day after the last date of original issuance of the notes offered hereby, any additional interest that we would otherwise be required to pay pursuant to this paragraph for failure to remove the restrictive legend on the notes will not accrue until the 380th day after the last date of original issuance of the notes offered hereby.

Additional interest on the notes pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes and, subject to the immediately succeeding paragraph, will be in addition to any additional interest that may accrue on the notes at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

In no event shall any additional interest that may accrue as a result of our failure to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), pursuant to this “—No Registration Rights; Additional Interest” section, together with any additional interest payable at our election as the remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” (as described above under “—Events of Default”), accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

We cannot assure you that we will be able to remove the restrictive legend from the notes or from any shares of our common stock issued upon conversion of the notes.

Any note or common stock issued upon the conversion or exchange of a note that is purchased or owned by any affiliate of us may not be resold by such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such note or common stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144 under the Securities Act). We will cause any note that is repurchased or owned by us to be surrendered to the trustee for cancellation as described under “—Purchase and Cancellation” above.

The notes will be issued with one or more restricted CUSIP numbers.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•                  upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•                  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

The global notes and beneficial interests in the global notes will be subject to restrictions on transfer as described under “Transfer Restrictions.”

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•                  a limited purpose trust company organized under the laws of the State of New York;

•                  a “banking organization” within the meaning of the New York State Banking Law;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•                  a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•                  will not be entitled to have notes represented by the global note registered in their names;

•                  will not receive or be entitled to receive physical, certificated notes; and

•                  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to notices or the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•                  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•                  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•                  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.